Exhibit 10.1

MEDICOR LTD.

NON-EMPLOYEE DIRECTORS’ DEFERRAL PLAN

MediCor Ltd., a corporation organized under the laws of the State of Delaware, maintains the MediCor Ltd. Amended and Restated 1999 Stock Compensation Program (the “Program”).  Among the forms of compensation contemplated by the Program are awards to Non-Employee Directors.  The Company wishes to align further the interests of Non-Employee Directors and stockholders and generally increase the effectiveness of its compensation structure for Non-Employee Directors, by implementing the Non-Employee Directors’ Deferral Plan (the “Plan”).  In furtherance thereof, and in connection with the authority to make grants under the Program, the Plan is adopted to implement certain such grants, and to govern the manner in which the Shares underlying such grants shall be delivered, as set forth herein.  In addition, the Plan provides for other deferrals of certain directors’ fees in accordance with the terms hereof.

1.             Definitions.

Capitalized terms used herein without definitions shall have the meanings given to those terms in the Program.  In addition, whenever used herein, the following terms shall have the meanings set forth below except as the context requires otherwise:

“Account” means a deferred compensation account established for a Participant in accordance with Section 5.2(c).

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock Equivalent” means a unit representing a right of a Participant to payment of a Share, or if applicable, the Fair Market Value of a Share.

“Company” means MediCor Ltd., a corporation organized under the laws of the State of Delaware.

“CSE Agreement” means a written agreement in a form approved by the Board, to be entered into by the Company and the Participant as provided in Section 6.

“CSE Value,” per Common Stock Equivalent as of a particular date, means the Fair Market Value of a Share as of such date.

“Disability” has the same meaning as in Section 409A(a)(2)(C) of the Code or as otherwise determined by the Board.

“Non-Employee Director” means a non-employee director of the Company.

“Participant” means a Non-Employee Director of the Company who is credited with one or more Common Stock Equivalents or who has deferred receipt of fees hereunder as permitted by the Board.

“Plan” means the Company’s Non-Employee Directors’ Deferral Plan, as set forth herein and as the same may from time to time be amended.

“Program” means the MediCor Ltd. Amended and Restated 1999 Stock Compensation Program.

“Regular Distribution Date” means the date determined under Section 8.

“Reorganization” shall have the same meaning as in Part I Section 7 of the Program; provided, however, that no event or condition shall constitute a Reorganization to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Reorganization to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Common Stock.

“Valuation Date” means the last day of each calendar month and such additional dates as the Board may designate.

2.             Grants Under the Program.

The grants of Common Stock Equivalents and Dividend Equivalent Rights shall constitute grants under and governed by the Program.  Thus, the Common Stock Equivalents shall be subject to the provisions of the Program governing grants to Non-Employee Directors; provided that the Program Administrators shall not be designated to act hereunder, and all functions of the Program Administrators shall be fulfilled by the Board.  Cash payments under the Plan not relating to Common Stock Equivalents or Dividend Equivalent Rights shall also be governed by the same rules as are established under the Program as to interpretation, beneficiary designation, exculpation (and indemnification) and all other matters of administration.

3.             Effective Date of Plan; Termination of the Plan.

The effective date of the Plan is March 31, 2006.  The Plan shall terminate on, and no Common Stock Equivalents shall be granted or other deferrals made hereunder on or after, the 10-year anniversary of the effective date of the Plan (and, in the case of Common Stock Equivalents and Dividend Equivalent Rights, the date of termination or expiration of the Program, if earlier).

4.             Eligibility.

Except as otherwise determined by the Board, each individual who is a Non-Employee Director shall be eligible to participate in the Plan.

5.             Cash Fees.

5.1           Types of Fees.

In consideration of each Non-Employee Director’s service as a member of the Board, each Non-Employee Director may be eligible to receive as compensation (i) an annual retainer fee; (ii) a fee per Board meeting attended; and (iii) a fee per committee meeting attended (together with the annual retainer and Board meeting fees, collectively referred to as “Cash Fees”).  These amounts are subject to deferral under the Plan, as set forth herein.

5.2           Election to Defer Cash Fees.

(a)   The Participant may elect that up to 100% (in increments of 1%) of the Participant’s Cash Fees shall be payable as compensation deferred under the Plan.  With respect to a Participant’s election to defer all or a portion of the Cash Fees for a calendar year, such election shall be made prior to December 31st of the year preceding the calendar year with respect to which the applicable services are performed, except that in the case of a new Participant, the Participant may make an election within 30 days after such Participant first becomes eligible to participate in accordance with Section 4, with respect to Cash Fees otherwise payable in the annual period of the election, for services performed after the effective date of such election.

(b)   The election described in Section 5.2(a) shall be made in writing substantially in such form as the Board may prescribe from time to time, within the times specified herein.  With respect to a Participant’s election to defer all or a portion of the Cash Fees, such election shall, except as otherwise permitted by the Board (taking into account, without limitation, the application of Section 409A of the Code, as the Board may deem appropriate), be irrevocable as of the first day of the applicable annual period.  Except as may be permitted by the Board, elections described in Section 5.2(a) shall continue in effect from year to year unless revoked prior to the beginning of the applicable year.  All deferrals under this Section 5.2 shall be fully vested.

(c)   A Participant may elect, prior to earning a Cash Fee, to defer such a Cash Fee in the form of fixed-return credits.  Upon such an election, the amount of the deferred fee shall not be paid currently but rather shall be credited to the Participant’s Account.  Such credits shall be made when Cash Fees would otherwise have been paid to the Participant but for an election pursuant to Section 5.2(a).  A separate sub-account under each Participant’s Account may in the discretion of the Board be established to record each year’s deferrals, and the credits and deductions with respect thereto.  With respect to credits under this Section 5.2(c), earnings and losses shall accrue on the balance in the applicable Participant’s Account at the rate or rates specified in advance of the effective time of the applicability of such rate or rates, and from time to time, by the Board.  As determined by the Board, such rate or rates may be a fixed rate, and may be established by reference to an index or indices, or may be a return on one or more specific investments or on a specific investment fund or funds (including, if and to the extent so provided by the Board, hypothetical investments selected by the Participant in accordance with procedures established by the Board).  Earnings and losses shall be credited to Participants’ Accounts as of the end of each calendar month and, with respect to any particular Participant’s Account, shall continue to be credited thereto until all amounts are distributed with respect to the Participant’s Account in accordance with the Plan.  Upon distribution, any accrued earnings shall be credited to the Participant’s Account and distributed therewith, and any accrued losses shall reduce the amount of distributions hereunder.

(d)   The Board may permit a Participant to elect, two times per each 12-month period, to convert as of the end of the calendar month of the election, Common Stock Equivalents to Account credits, and vice-versa, in whole or in part (but, in the case of Common Stock Equivalents, only in whole Common Stock Equivalents) with credits and liquidation of Common Stock Equivalents to be effected based on the CSE Value as of the end of such month, and credits and liquidation of Accounts to be effected based on Account values as of the end of such month.

(e)   The establishment and maintenance of, and credits to and deductions from, the Participant’s Account shall be mere bookkeeping entries, and shall not vest in the Participant or his beneficiary any right, title or interest in or to any specific assets of the Company.  A separate subaccount under each Participant’s Account shall be established to record each year’s deferrals, and the credits and deductions with respect thereto.

6.             Equity Awards.

6.1           Awards of Common Stock Equivalents.

(a)   Effective as of each annual meeting of stockholders of the Company at which directors are elected occurring after 2005, each Non-Employee Director shall receive an annual award of 20,000 Common Stock Equivalents.

(b)   With respect to the 2005 annual meeting, each Non-Employee Director shall be credited with an award of 20,000 Common Stock Equivalents.

6.2           Vesting.

Unless otherwise provided by the Board in the applicable CSE Agreement, and subject to the following provisions of this Section 6.2, Common Stock Equivalents credited to a Participant under Section 6.1 will vest on the date of the next following annual meeting after the date of grant, except that the Common Stock Equivalents awarded under Section 6.1(b) shall vest six months after the date of the 2005 annual meeting.  Common Stock Equivalents credited pursuant to Section 6.1(a) shall be subject to the following vesting conditions:

(i)            If a Non-Employee Director does not stand for re-election at an annual meeting at the request of the Company (other than a request made following a breach by the Non-Employee Director of the Company’s Code of Business Conduct and Financial Ethics), the vesting of all of the Common Stock Equivalents held by the Non-Employee Director will be accelerated to the date of the annual meeting at which the Non-Employee Director does not stand for reelection.

(ii)           If a Non-Employee Director resigns of his or her own accord or otherwise ceases to serve as a Non-Employee Director before the end of a vesting period, then, except as otherwise provided herein or in the applicable CSE Agreement, the Non-Employee Director will retain Common Stock Equivalents that have vested through the date of resignation and will therewith forfeit all Common Stock Equivalents that have not then vested.

(iii)          Notwithstanding any other provision of the Plan, if the Company determines that a Non-Employee Director has breached the Company’s Code of Business Conduct and Financial Ethics, the Non-Employee Director will forfeit all Common Stock Equivalents that have not then vested.

(iv)          The vesting of Common Stock Equivalents will be accelerated if a Non-Employee Director ceases to serve as a Non-Employee Director by reason of death or Disability or upon a Reorganization.

7.             Dividend Equivalent Rights.

(a)   Except as may otherwise be provided by the Board at or before the time the applicable Common Stock Equivalent is credited, Non-Employee Directors will receive a Dividend Equivalent Right in respect of any credited Common Stock Equivalents (whether from deferred Cash Fees or equity awards), which right consists of the right to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.  Except as provided in Section 7(b), or as may otherwise be provided by the Board (taking into account the rules applicable under Section 409A of the Code) at or before the time the applicable Common Stock Equivalent is paid, payment in respect of a Dividend Equivalent Right shall be made at the same time as dividends are paid on the Common Stock.

(b)   Instead of the form of payment as contemplated by Section 7(a) above, except as may otherwise may be provided by the Board (taking into account the rules applicable under Section 409A of the Code), Participants may elect, in accordance with the deferral election timing rules set forth in Section 5.2(a), to have Common Stock Equivalents credited in respect of the Dividend Equivalent Rights referred to in Section 7(a).  Unless otherwise determined by the Board, the number of Common Stock Equivalents to be credited with respect to a Dividend Equivalent Right shall be equal to (i) the amount of the payment in respect of the Dividend Equivalent Right otherwise to be made divided by (ii) the Fair Market Value of a Share on the date the corresponding dividend distribution is made to stockholders of the Company, provided that such Common Stock Equivalent shall vest at such time as the underlying Common Stock Equivalent vests (and shall be forfeited if the underlying Common Stock Equivalent is forfeited).

8.             Settlement and Withdrawal.

(a)   Distributions with respect to (i) vested Common Stock Equivalents will be settled by the transfer of Common Stock to the Participant, or, in the discretion of the Board, solely in cash or in a combination of cash and Common Stock, with an aggregate amount of any cash and the Fair Market Value of any such Common Stock to equal the aggregate CSE Value of such Common Stock Equivalents on the date of such distribution; and (ii) cash deferrals from a Participant’s Account will be settled by a cash payment to the Participant, or, in the discretion of the Board, solely in Common Stock or in a combination of Common Stock and cash, in an amount equal to the value of the Participant’s Account as of the Valuation Date coincident with or immediately prior to the date of such distribution.  Unless otherwise elected, as provided below, such distributions shall be made as soon as practicable after the Regular Distribution Date by the transfer of Common Stock or cash, as applicable, to the Participant.  Notwithstanding anything to the contrary contained in the Plan, in no event will Common Stock be used to settle distributions unless the Common Stock is available for such use pursuant to the rules of any stock exchange on which the Common Stock is then traded.

(b)   The Regular Distribution Date with respect to a Participant is the earlier of (1) the January 1 coincident with or next following the earlier of (i) the Non-Employee Director’s ceasing to be a Non-Employee Director of the Company (or its successor in interest), and (ii) the Non-Employee Director’s death, and (2) a Reorganization (the “Regular Distribution Date”).

(c)   A Non-Employee Director will be permitted, prior to the beginning of the applicable annual period, with respect to Cash Fees paid during such applicable annual period, to elect to receive distributions at times other than the Regular Distribution Date.  Each such election will apply to all Common Stock Equivalents and credits to a Participant’s Account during the applicable annual period after the election is made, unless the Non-Employee Director specifically elects otherwise.  Elections to defer distributions to a time or times after the Regular Distribution Date will be permitted only to the extent the election is accepted by the Board.

(d)   After a Common Stock Equivalent is awarded or Cash Fees are deferred to a Participant’s Account, the Non-Employee Director will have the right to make a new distribution election with respect thereto in accordance with this Section 8(d).  Such an election, unless otherwise determined by the Board (taking into account the rules applicable under Section 409A of the Code) must (A) be effective at least one year after the election is made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.  Each such election will apply to all Common Stock Equivalents and credits to the deferral Account (other than distributions that do not satisfy the timing requirements of the foregoing sentence), unless the Non-Employee Director specifically elects otherwise.  Elections to defer distributions to a time or times after the Regular Distribution Date will be permitted only to the extent the election is accepted by the Board.

(e)   All distributions in respect of Common Stock Equivalents and Participant Accounts will be made no later than 45 days after the amounts become eligible for settlement as provided in this Section 8; provided, however, that, in lieu of providing a single delivery of Common Stock or a single sum of cash, a Non-Employee Director may elect to have the aggregate amounts paid in substantially equal annual installments over a period not to exceed 10 years.  (The amount of each installment shall be determined without regard to the possibility of earnings and losses subsequent to such installment.)  Any such election must be made within the time frame for making distribution elections as described in Section 5.2 and Section 8(c) or (d), as applicable.

(f)    Notwithstanding the foregoing provisions of this Section 8, a Participant may receive any amounts deferred by the Participant in the event of an “Unforeseeable Emergency.”  For these purposes, an “Unforeseeable Emergency,” as determined by the Board in its sole discretion, is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or “dependent,” as defined in Section 152(a) of the Code, of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i)            through reimbursement or compensation by insurance or otherwise,

(ii)           by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii)          by future cessation of the making of additional deferrals.

Without limitation, the need to send a Participant’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency.  Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.  It is understood that, no event or condition shall constitute an Unforeseeable Emergency to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute an Unforeseeable Emergency to the maximum extent possible without causing the imposition of such 20% tax.

(g)   Notwithstanding the foregoing provisions of this Section 8, in the event of a Reorganization, the Regular Distribution Date shall be the date of such Reorganization and all amounts due with respect to Common Stock Equivalents and Accounts to a Participant hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Reorganization, unless the Board permits such Participant to elect otherwise and the Participant so elects in accordance with procedures established by the Board.

9.             Tax Withholding.

Each Non-Employee Director is generally responsible for his or her own tax obligations as a result of the operation of the Plan.  However, in the event the Company is required to withhold any taxes in connection with credits of Common Stock Equivalents (including any related Dividend Equivalent Rights) or deferred Cash Fees or related payments hereunder, the Company may in its sole discretion determine the method and amount of withholding, including, if payment with respect to the Common Stock Equivalent is made in Common Stock, (i) requiring the Participant to pay to the Company, at the time such payment is made to such Participant, the amount that the Board deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of such payment or (ii) withholding Shares from the Shares otherwise to be received by the Participant in order to satisfy the liability for such withholding taxes.  In the event that the Board chooses the method described in clause (ii) above, the number of Shares so withheld shall have an aggregate Fair Market Value on the applicable Valuation Date sufficient to satisfy the applicable withholding taxes.  Notwithstanding anything contained in the Plan to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Board shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to make any payments or other distributions with respect to Common Stock Equivalents and deferred Cash Fees, and the failure of the Participant to satisfy such requirements with respect to the payment in respect of any Common Stock Equivalent or deferred cash fee shall cause the applicable Common Stock Equivalent or deferred cash fee and any rights relating thereto and to be forfeited.

10.           Administration of Plan.

(a)   The Plan shall be administered by the Board.  The Board shall have authority to (taking into account, without limitation, the application of Section 409A of the Code, as the Board may deem appropriate):  (i) determine the number of Common Stock Equivalents to be credited to each Participant; (ii) determine the amount of Cash Fees to be paid to each Participant; and (iii) determine or impose conditions on such Common Stock Equivalents and deferred Cash Fees under the Plan as it may deem appropriate.  The Participant shall take whatever additional actions and execute whatever additional documents the Board may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan.  Notwithstanding the foregoing, the Board may delegate any or all of its powers under the Plan to a committee of the Board, and to the extent of such delegation, such committee shall have the powers and authority otherwise applicable with respect to the Board hereunder.

11.           Regulations and Approvals.

(a)   The Board may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to deferred equity units.

(b)   Each credit of Common Stock Equivalents (or issuance of Shares in respect thereof) is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body or of the stockholders of the Company is necessary or desirable as a condition of, or in connection with, the issuance of Common Stock Equivalents or Shares, no payment shall be made, or Common Stock Equivalents or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Board.

(c)   In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition, and may provide for a legending of such Shares to that effect.

12.           Interpretation and Amendments.

(a)   The Board may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate.  Without limiting the generality of the foregoing, the

Board may (i) determine the extent, if any, to which Cash Fees or equity awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan, elections made under the Plan, and the Common Stock Equivalents hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.  Unless otherwise expressly provided hereunder, the Board, with respect to any Participant’s Account, may exercise its discretion hereunder at the time of such credit or thereafter.  In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons.

(b)   The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to deferred Cash Fees or equity awards previously credited unless such amendments are required in order to comply with applicable laws; provided that the Board may not make any amendment to the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

13.           Assignment and Alienation; No Funding; Etc.

(a)   Rights or benefits with respect to Cash Fees or equity awards credited to a Participant’s Account under the Plan (including any related Dividend Equivalent Rights) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach, charge or otherwise dispose of any right or benefits payable hereunder shall be void.

(b)   A Participant may designate in writing, on forms to be prescribed by the Board, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time.  If no beneficiary designation is in effect at the time of a Participant’s death, payments hereunder shall be made to the Participant’s estate.  If a Participant dies: (i) with a vested Common Stock Equivalent, such Common Stock Equivalent shall be settled and Shares or the CSE Value, as applicable, with respect to such Common Stock Equivalents paid; (ii) any payments deferred pursuant to an election under Section 5 shall be accelerated and paid; or (iii) any other amounts in the Participant’s Account then payable to the Participant shall be paid, as soon as practicable (but no later than 90 days) after the date of death to such Participant’s beneficiary or estate, as applicable.

(c)   Common Stock Equivalents and the Accounts are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan.  Each Participant’s right in the Common Stock Equivalents (including any related Dividend Equivalent Rights) and the Accounts is limited to the right to receive payment, if any, as may herein be provided.  The Common Stock Equivalents do not constitute Common Stock and any other credits to a Participant’s Account hereunder shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes.  The right of any Participant to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.  Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan (including without limitation Section 5.2(c)), shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its officers or the Board, on the one hand, and the Participant, the Company or any other person or entity, on the other.  Nothing contained in the Plan shall be construed to give any Participant any rights with respect to Shares or any ownership interest in the Company.  Without limiting Section 7, no provision of the Plan shall be interpreted to confer upon any Participant any voting, dividend or derivative or other similar rights with respect to any Common Stock Equivalent.

(d)   Common Stock distributed hereunder, if any, may, without limitation, be treasury Shares or authorized but unissued Shares.

14.           Changes in Capital Structure.

(a)   If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Board necessitates action by way of adjusting the terms of the outstanding Common Stock Equivalents, then the Board may take any such action as in its judgment shall be necessary to preserve the Participants’ rights in their respective Common Stock Equivalents substantially proportionate to the rights existing in such Common Stock Equivalents prior to such event, including, without limitation, adjustments in the number of Common Stock Equivalents credited, CSE Value, Dividend Equivalent Rights, and the number and kind of shares to be distributed in respect of Common Stock Equivalents (as applicable).

(b)   The judgment of the Board with respect to any matter referred to in this Section 14 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

15.           Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.

16.           No Rights to Service.

Nothing in the Plan, in amounts credited to a Participant’s Account, or in Common Stock Equivalents credited pursuant to the Plan shall confer on any individual any right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the individual’s service at any time.

17.           Exculpation and Indemnification.

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, breach of the Company’s Code of Ethics, willful misconduct or criminal acts of such persons.

18.           Captions.

The use of captions in this Plan is for convenience.  The captions are not intended to provide substantive rights.